UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2016

DELUXE CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (651) 483-7111

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On October 13, 2016, Deluxe Corporation (the “Company”) notified U.S. Bank National Association, as trustee under the Company's Indenture, dated as of November 27, 2012 (the “Indenture”) for the Company’s 6.000% Senior Notes due 2020 (the “Notes”) and the record holders of the Notes, that the Company will redeem the aggregate outstanding $200 million principal amount of the Notes in full on November 15, 2016. Pursuant to the terms of the Indenture, the Company will redeem the outstanding Notes at a redemption price of 103.000% of the principal amount thereof, plus accrued and unpaid interest up to, but not including, the date of redemption.

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure.

On October 13, 2016, the Company issued a press release relating to the redemption of the Notes, which press release is furnished hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated October 13, 2016, of Deluxe Corporation relating to the redemption of its $200 million 6.000% Senior Notes due 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2016

DELUXE CORPORATION

/s/ J. Michael Schroeder

J. Michael Schroeder
Senior Vice President,
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibits

99.1	Press Release, dated October 13, 2016, of Deluxe Corporation relating to the redemption of its $200 million 6.000% Senior Notes due 2020

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